Building the Premier Women’s Health Company Q3 2021 Earnings November 11, 2021 Exhibit 99.3

Forward-Looking Statements 2 This presentation by TherapeuticsMD, Inc. (referred to as “we,” “our,” or “the Company”) may contain forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, as well as statements, other than historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions and are based on assumptions and assessments made in light of our managerial experience and perception of historical trends, current conditions, expected future developments and other factors we believe to be appropriate. Forward-looking statements in this presentation are made as of the date of this presentation, and we undertake no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which may be outside of our control. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in the sections titled “Risk Factors” in our filings with the Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as our current reports on Form 8-K, and include the following: the effects of the COVID-19 pandemic; the company’s ability to maintain or increase sales of its products; the company’s ability to develop and commercialize IMVEXXY®, ANNOVERA®, and BIJUVA® and obtain additional financing necessary therefor; whether the company will be able to comply with the covenants and conditions under its term loan facility; including the minimum net revenue and minimum cash covenants; whether the company will be able to successfully divest, or obtain an investment in, its vitaCare business and how the proceeds that may be generated by such divestiture or investment will be used; the potential of adverse side effects or other safety risks that could adversely affect the commercialization of the company’s current or future approved products or preclude the approval of the company’s future drug candidates; whether the FDA will approve the lower dose of BIJUVA; and the revised manufacturing specifications for ANNOVERA; the effects of supply chain and manufacturing issues related to ANNOVERA; the company’s ability to protect its intellectual property, including with respect to the Paragraph IV notice letters the company received regarding IMVEXXY and BIJUVA; the length, cost and uncertain results of future clinical trials; the company’s reliance on third parties to conduct its manufacturing, research and development and clinical trials; the ability of the company’s licensees to commercialize and distribute the company’s products; the ability of the company’s marketing contractors to market ANNOVERA; the availability of reimbursement from government authorities and health insurance companies for the company’s products; the ability to grow the company’s vitaCare business; the impact of product liability lawsuits; the influence of extensive and costly government regulation; the volatility of the trading price of the company’s common stock and the concentration of power in its stock ownership. This non-promotional presentation is intended for investor audiences only.

Announcing: Hugh O’Dowd 3

Drive top-line growth and overall operating performance  Address capital structure to ease restrictive revenue and cash covenants currently in place Immediate Priorities Eliminate $60 million in annual costs in 2022, including the successful divestiture of vitaCare 1 Achieve EBITDA breakeven in the second half of 2022 4 3 2 4

5 3Q21 Financial Overview

$24.5 Quarterly Product Revenue (YoY) Quarterly Product Revenue Trends Millions 3Q21 Highlights Total net product revenue increased 41% Q321 vs Q320 ANNOVERA sales increased by 84% on strong volume growth Q321 vs Q320 IMVEXXY net revenue increased by 17% Q321 vs 3Q20 driven by higher net pricing, partially offset by a moderate decrease in sales volumes $17.3 6

Financial Results: Comparison 3Q 2021 to 2Q 2021 and 3Q 2020 Net revenue of $25.4M was an increase of $6.1M compared to Q320  Gross margin of 79% decreased from 83% in Q320 Mainly attributable to Q321 margins being negatively impacted by export sales  Higher operating expenses in Q321 reflect increase from employee termination cost Net loss increased by $14.8M from Q320 to $47.4M Net cash used in operating activities increased to $38.2M 7 (1) Balance Sheet as of quarter end. Comparison of Key Financial Statement Items [$000’s]

8 Q3 2021 Commercial Overview

Mark Glickman Career Highlights 31 Years in the Pharmaceutical/Device Industry Started with Baxter Healthcare MBA Finance and International Management NYU Stern School of Business Bristol Myers Squibb Lead team on Plavix marketing Launched pivotal CURE Trial Multi-billion dollar product Kos Pharmaceutical Launched company's second product  Promoted to Executive Level after 2 years Sold to Abbott Auxilium Came in with former Kos management team to turn around the company 3 years turned around 2 products and launched 2 products Sold company to Endo within 3 years Esperion CCO Built entire commercial structure and transitioned the company from clinical to commercial Product approved 2/21/2020 and launched directly into COVID Signed two large out license deals for EU and Japan 9

Commercial Vision Focus on our Patients and Physicians Environment of Accountability Create a Performance Based Organization that will Execute with Excellence Become the Premier Women’s Healthcare Commercial Organization 10

Barriers to launch are removed Opportunities Three differentiated therapeutic options for women Adjusted approach post-covid Transition to an HCP prioritized effort Great team committed to success Significant managed care and other wins 11

Initial Assessment 12

Retarget and redistribute activity to highest decile physicians for all products Focus representatives on solution selling Provide direction, tools and evaluations to create sustainable, consistent growth Accountability message delivered throughout TXMD Areas of Immediate Focus 13 Build confidence around positive outcomes for prescribing Highlight the many solutions to ensure successful patient acquisition of TXMD products Significant overhaul of effort Roll out occurring in stages Clear direction and evaluation regarding call and all field activity

Results 14

Calls per Day September’s 9.2 average calls per day reflects an 11% increase versus August and the highest level in the past 6 months Sources: Call Activity: Veeva - F2F calls only 15

% of Call Effort to Top Decile HCPs Decile 7-10 HCPs represented greater than 50% of all call efforts in September, aligning with rollout of a smaller, yet higher opportunity, target audience receiving increased frequency Sources: Call Activity: Veeva - F2F calls only                Rx Decile: Symphony BCC Market Decile 7-10: 53% 16

ANNOVERA Monthly TRx Source: Symphony PHAST – September 2021 +14% vs. Prior 3 Months 17

ANNOVERA Quarterly TRx Source: Symphony PHAST – September 2021 +14% 18

ANNOVERA Prescribers: Launch to Date Source: Symphony PHAST – September 2021; 5 prescribers in Q319 New prescribers defined as not having written ANNOVERA in prior periods 19

IMVEXXY Quarterly TRx Source: Symphony PHAST – September 2021 Held up well considering prioritization on ANNOVERA in Q3 Full targeting and mix assessment to be completed Q4 2021 20

Accelerators for Q4 and Beyond Significant managed care wins Major sources of Prior Authorizations Increase covered lives by 14 million 1 2 3 1 J Code assigned Allows ANNOVERA access in Public Health sector 2 Twenty-two newly filled territories High potential areas In field first week of October 3 21

Q&A